UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 15, 2009

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey		07407
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition.

On January 16, 2009, Sealed Air Corporation (the “Company”) issued a press release announcing an estimated impairment of its auction rate securities investments and its expectations for some of its financial results for the quarter and year ended December 31, 2008. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information included in this item, including Exhibit 99.1, is hereby furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 2.06         Material Impairments.

In its January 16, 2009 press release, the Company announced that it will record an estimated $20 million pre-tax charge, or $0.07 per diluted common share, in the fourth quarter of 2008 as a result of recognizing an additional impairment related to an “other-than-temporary” decline in the fair market value of its auction rate securities investments. This additional impairment is due to the continuing decline in the creditworthiness of the issuers of these securities and the lack of a market for auction rate securities generally.  Including charges incurred in previous quarters, this brings the aggregate estimated charge for impairment of available-for-sale securities to $0.11 per diluted common share for the Company’s full year 2008. The face value of the Company’s auction rate securities investments is approximately $45 million and the estimated remaining fair value is approximately $11 million at December 31, 2008. This charge, as well as future similar charges for impairments of auction rate securities investments, if any, would be reported as non-operating expenses by the Company.  The foregoing conclusion, finalized January 15, 2009, was made in connection with the preparation of financial statements required to be included in the Company’s upcoming Form 10-K filing.

Item 9.01        Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
99.1

Press Release of the Company, dated January 16, 2009, announcing an impairment of its auction rate securities investments and its expectations for some of its financial results for the quarter and year ended December 31, 2008, furnished pursuant to Item 2.02 of Form 8-K.

Cautionary Notice Regarding Forward-Looking Statements

Some of the statements made by the Company in, or incorporated by reference in, this Current Report on Form 8-K are forward-looking.  These statements include comments as to future events and trends affecting the Company’s business, which are based upon management’s current expectations and are necessarily subject to risks and uncertainties, many of which are outside the control of the Company.  Forward-looking statements can be identified by such words as “estimates,” “expects,” “intends,” “plans,” “should,” “will” and similar expressions.  The following are important factors that the Company believes could cause actual results to differ materially from those in the Company’s forward-looking statements:  changes in raw material and energy costs; general economic conditions; credit availability and pricing; conditions in the markets that the Company serves; the success of the Company’s growth, profitability and global manufacturing strategies and its cost reduction and productivity program; declines in the values of auction rate securities investments; impairments; the effects of animal and food-related health issues; tax, interest and foreign exchange rates; and legal proceedings.  A more extensive list and description of these and other such factors can be found under the headings “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements,” which appear in the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

By:	/s/ Mary A. Coventry
Name:	Mary A. Coventry
Title:	Vice President

Dated:  January 20, 2009

EXHIBIT INDEX

Exhibit Number	Description
99.1

Press Release of the Company, dated January 16, 2009, announcing an impairment of its auction rate securities investments and its expectations for some of its financial results for the quarter and year ended December 31, 2008, furnished pursuant to Item 2.02 of Form 8-K.